U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TENZING ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

250 West 55th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one Ordinary Share and one Warrant	The NASDAQ Stock Market LLC

Ordinary Shares, no par value	The NASDAQ Stock Market LLC

Warrants, each exercisable for one Ordinary Share, exercisable for $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-226263
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.      Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants to purchase ordinary shares of Tenzing Acquisition Corp. (the “Company”). The description of the units, ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-226263) originally filed with the Securities and Exchange Commission on July 20, 2018, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.   Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-226263), filed with the Securities and Exchange Commission on August 6, 2018).

3.2	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form S-1/A (File No. 333-226263), filed with the Securities and Exchange Commission on August 6, 2018).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant's Registration Statement on Form S-1/A (File No. 333-226263), filed with the Securities and Exchange Commission on August 6, 2018).

4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant's Registration Statement on Form S-1/A (File No. 333-226263), filed with the Securities and Exchange Commission on August 6, 2018).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Registrant's Registration Statement on Form S-1/A (File No. 333-226263), filed with the Securities and Exchange Commission on August 6, 2018).

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 filed with the Registrant's Registration Statement on Form S-1/A (File No. 333-226263), filed with the Securities and Exchange Commission on August 6, 2018).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.2 filed with the Registrant's Registration Statement on Form S-1/A (File No. 333-226263), filed with the Securities and Exchange Commission on August 6, 2018).

10.2	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.5 filed with the Registrant's Registration Statement on Form S-1/A (File No. 333-226263), filed with the Securities and Exchange Commission on August 6, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

TENZING ACQUISITION CORP.

By:	/s/ Rahul Nayar
Rahul Nayar
Chief Executive Officer

Dated: August 20, 2018